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                                                                    EXHIBIT 99.1

[AZURIX LOGO]


                                                                 Diane Bazelides
                                                                 (713) 345-5209


AZURIX CORP. SHAREHOLDERS APPROVE
BUYBACK OF PUBLIC SHARES

FOR IMMEDIATE RELEASE: Friday, March 16, 2001

         HOUSTON - Azurix Corp. shareholders voted today to approve and adopt the proposed agreement and plan of merger with an indirect subsidiary of Enron Corp. Azurix expects to close the transaction after the close of the New York Stock Exchange later today.

         Under the merger, holders of Azurix's publicly traded shares will receive cash of $8.375 per share. Instructions for surrendering shares and receiving cash payments will be sent to shareholders of record next week.

         Azurix Corp. (www.azurix.com) is a global company that owns, operates and manages water and wastewater assets, provides water and wastewater related services, and develops and manages water resources.


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